Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CAPITAL TITLE GROUP, INC.

Capital Title Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the board of directors of the Corporation duly adopted a resolution proposing and declaring to be advisable an amendment to the certificate of incorporation of the Corporation, as follows:

RESOLVED, that Article VI of the Certificate of Incorporation of the Corporation be removed in its entirety and the following be inserted in lieu thereof:

“ARTICLE VI

Board of Directors

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(c) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class 1, Class 2 and Class 3. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders beginning in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term, with the term of the initial Class 1 directors terminating as of the 1998 meeting, the term of the Class 2 directors terminating as of the 1999 meeting, and so forth. If the number of directors is changed, an increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.”

SECOND: That at the Corporation’s 1997 Annual Meeting of the Stockholders, the stockholders of the Corporation duly approved said amendment in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

2

IN WITNESS WHEREOF, Capital Title Group, Inc., has caused this certificate to be signed by Mark C. Walker, its Secretary, this 12th day of February, 2004.

Capital Title Group, Inc.,
a Delaware Corporation

/s/ Mark Walker
By:	Mark C. Walker
Its:	Secretary

3

CERTIFICATE OF INCORPORATION

OF

PHARMACEUTICS INTERNATIONAL, INC.

The undersigned incorporator hereby forms a corporation pursuant to the General Corporation Law of the State of Delaware.

ARTICLE I

NAME

The name of the Corporation is:

PHARMACEUTICS INTERNATIONAL, INC.

ARTICLE II

Registered Office

The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company.

ARTICLE III

Purposes

The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

“The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware”.

ARTICLE IV

Capital Stock

The amount of the total authorized capital stock of this Corporation shall consist of One Hundred Thousand Dollars ($100,000) divided into 100,000,000 shares of $.001 par value each. All shares shall be designated as Common Stock. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Company’s Common Stock.

ARTICLE V

Incorporated

The name and mailing address of the incorporator of the Company is:

A. O. Headman, Jr.	420 East South Temple, Suite 334
Salt Lake City, Utah 84111

ARTICLE VI

Board of Directors

The powers of the incorporator(s) shall terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the person to serve as director until the first annual meeting of stockholders or until successors are elected and qualify is:

Name of Director	Mailing Address
A. O. Headman, Jr.	420 East South Temple,
Suite 334
Salt Lake City, UT 84111

The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors. If any vacancy occurs, the remaining directors, by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.

ARTICLE VII

Certain Contracts

No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board or committee, in good faith, authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VIII

Bylaws

The Board of Directors shall have the power to make, adopt, amend, or repeal the Bylaws of the Corporation.

ARTICLE IX

Indemnification

Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

3. To the extent that any person referred to in paragraphs 1 and 2 of this Article IX has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

4. Any indemnification under paragraphs 1 and 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article IX. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided in this Article IX.

6. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

8. For the purposes of this section, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

ARTICLE X

Stockholder Action by Consent

Any corporation action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than a majority of all of the stock entitled to vote upon the action if a meeting were held; provided, that in no case shall the written consent be by holders having less than the minimum percent of the vote required by statute for the proposed corporate action and provided that prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

ARTICLE XI

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file, and record this certificate, and does certify that the facts stated herein are true; and has executed this Certificate of Incorporation.

Dated: March 16, 1989.

/s/ A. O. Headman, Jr.
A. O. Headman, Jr.

STATE OF UTAH	)
	)	ss.
COUNTY OF SALT LAKE	)

On the 16th day of March, 1989, personally appeared before me, A. O. Headman, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 16th day of March, 1989.

/s/ Kristin Brown
NOTARY PUBLIC
Residing at Salt Lake City, UT

My Commission expires:
November, 1991

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION OF

PHARMACEUTICS INTERNATIONAL, INC.

Pursuant to Section 242 of Title 8 of the General Corporation Law of the State of Delaware, the undersigned corporation hereby adopts the following Certificate of Amendment to its Certificate of Incorporation:

FIRST: The name of the corporation is Pharmaceutics International, Inc.

SECOND: The following amendment to the Certificate of Incorporation of Pharmaceutics International, Inc. was duly adopted by the shareholders of the corporation at a meeting held July 9, 1993, in the manner prescribed by the General Corporation Law of the State of Delaware, to Wit:

Article I - Name. The name of this corporation is NORVEX, INC.

Article IV. Capital Stock. The amount of the authorized capital stock of this corporation shall consist of Fifty Thousand Dollars ($50,000) divided into 50,000,000 shares of $.001 par value each. All shares shall be designated as common stock. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Company’s Common Stock.

THIRD: The number of shares of the Corporation outstanding at the time of the adoption of such amendments was 14,291,667 and the number entitled to vote thereon was 14,291,667.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

Class	Number of Shares
Common	14,291,667

FIFTH: The number of shares voted for such amendments was 12,613,396, with -0- opposing and -0- abstaining.

SIXTH: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

SEVENTH: This amendment does not effect a change in the stated capital of the corporation.

IN WITNESS WHEREOF, the undersigned president and secretary, having been thereunto duly authorized, have executed the foregoing Certificate of Amendment to Certificate of Incorporation for the corporation this 9th day of July, 1993, under penalties of perjury that this instrument is the act of the corporation and the facts stated herein are true.

PHARMACEUTICS INTERNATIONAL, INC.

By	/s/ Mark Scharmann
Mark Scharmann, President

Attest

/s/ David Knudson
David Knudson, Secretary

2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

NORVEX, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Norvex, Inc. (the “Corporation”) on May 23, 1996, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that said amendments be considered by the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

RESOLVED, that Article I of the Corporation’s Certificate of Incorporation, as amended, be, and hereby is, amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the Corporation is:

CAPITAL TITLE GROUP, INC.

FURTHER RESOLVED, that Article IV of the Corporation’s Certificate of Incorporation, as amended, be and hereby is, amended to read as follows:

ARTICLE IV

CAPITAL STOCK

Effective May 23, 1996, the 16,861,571 shares of the Common Stock of the Corporation outstanding on that date have been reverse split on the basis of one share for each ten shares outstanding. Notwithstanding such reverse split, the total number of shares of capital stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock of the par value of $.001 per share. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Company’s Common Stock.

FURTHER RESOLVED, that the Corporation’s Certificate of Incorporation, as amended, be, and hereby is, amended to add a new Section 8 to Article IX to read as follows:

8. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained herein shall eliminate or limit the liability of a director of the Corporation to the extent provided by applicable laws (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability imposed under Section 174 of Title 8 of the Delaware General Corporation Law or successor provisions thereof, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability provided herein shall continue after a director has ceased to occupy such position as to acts or omissions occurring during such director’s term or terms of office.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a consent in lieu of special meeting of the stockholders of the Corporation dated May 23, 1996, was received from stockholders holding a majority of the outstanding shares of Common Stock of the Corporation, which consent in lieu contained the necessary number of shares voted in favor of the amendments, as required by the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, NORVEX, INC. has caused this certificate to be signed by MARK A. SCHARMANN, its President, and attested by DAVID KNUDSON, its Secretary, this 23rd day of May, 1996.

NORVEX, INC.

By	/s/ Mark A. Scharmann
Mark A. Scharmann, President

ATTEST:

/s/ David Knudson
David Knudson, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CAPITAL TITLE GROUP, INC.

Capital Title Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That the board of directors of the Corporation duly adopted a resolution proposing and declaring to be advisable an amendment to the certificate of incorporation of the Corporation, as follows:

RESOLVED, that Article IV of the Certificate of Incorporation of the Corporation be removed in its entirety and the following be inserted in lieu thereof:

“ARTICLE IV

CAPITAL STOCK

The Corporation is authorized to issue Sixty Million (60,000,000) shares of its capital stock, which shall consist of Common Stock and Preferred Stock.

Section 4.1. Common Stock. Effective May 23, 1996, the 16,861,571 shares of the Common Stock of the Corporation outstanding on that date have been reverse split on the basis of one share for each ten shares outstanding. Notwithstanding such reverse split, the total number of shares of Common Stock which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of the par value of $.001 per share. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Company’s Common Stock.

Section 4.2. Preferred Stock. Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares of the par value of $.001 per share. The Board of Directors is hereby authorized, to the fullest extent now or hereafter permitted by law, to determine and alter the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of any such series. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.”

SECOND: That at a special meeting of shareholders, the shareholders of the Corporation duly approved said amendment in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Capital Title Group, Inc. has caused this certificate to be signed by Dale A. Head, its Secretary, this 12th day of April, 2002.

Capital Title Group, Inc.,
a Delaware Corporation

/s/ Dale A. Head
By:	Dale A. Head
Its:	Secretary